SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2004 (April 28, 2004)

Province Healthcare Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23639	62-1710772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Westwood Place Suite 400 Brentwood, Tennessee (Address of Principal Executive Offices)	37027 (Zip Code)

(615) 370-1377
(Registrant’s Telephone Number, Including Area Code)

SIGNATURES
INDEX TO EXHIBITS
EX-99 PRESS RELEASE 04/28/04

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99	Copy of the press release, dated April 28, 2004, of Province Healthcare Company announcing its financial results for the first quarter ended March 31, 2004.

Item 12. Results of Operations and Financial Condition.

Province Healthcare Company (the “Company”) issued a press release on April 28, 2004, announcing the Company’s financial results for the first quarter ended March 31, 2004. The Company has furnished a copy of the press release as an exhibit to this report.

The Company will conduct its first quarter conference call on April 29, 2004, beginning at 11:00 a.m. Eastern Daylight Time, at which time it will discuss the matters contained in the press release of April 28, 2004 and its results of operations for the quarter ended March 31, 2004. The Company’s management may refer to the term “Adjusted EBITDA” during the first quarter conference call. For purposes of this discussion, “Adjusted EBITDA” represents income before provision for income taxes, depreciation and amortization, interest, minority interests, loss on sale of assets and loss on extinguishment of debt. Adjusted EBITDA serves as a measure of leverage capacity and debt service ability, and is commonly used as an analytical indicator within the healthcare industry. Adjusted EBITDA, however, is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with accounting principles generally accepted in the United States and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVINCE HEALTHCARE COMPANY

	By:	/s/ Roberto G. Pantoja

Roberto G. Pantoja Vice President and Controller

Date: April 29, 2004

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibits
99	Copy of the press release, dated April 28, 2004, announcing financial results for the first quarter ended March 31, 2004.